Exhibit 10.02

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (“Agreement”) is entered into between Under Armour, Inc. (the “Company”) and Jim Dausch (“Employee”) (collectively, the “Parties”). Addendum No. 1 includes certain provisions required in specific states, and to the extent that the law of a state referenced in the Addendum applies, that reference is incorporated into this Agreement.

1.Termination of Relationship. Employee’s separation from employment with the Company will end on close of business August 30, 2024 ("Separation Date"). Employee’s final paycheck, which will include payment for all hours worked through the Separation Date, is being paid to Employee regardless of whether Employee signs this Agreement. In addition, per the Company’s Paid Time Off (“PTO”) policy, Employee will receive payment for any unused PTO that accrued through March 31, 2024, or as otherwise required by state law regardless of whether Employee signs this Agreement.

2.Consideration. For and in consideration of Employee’s decision to enter into this Agreement, the Company agrees as follows:

A.The Company will provide Employee with payment in the total gross amount of $937,500 which is the equivalent of one and one-half years of Employee’s current salary (“Severance Pay”). The Severance Pay will be paid out in a lump sum payment as soon as administratively practicable after the Separation Date and following the Company’s receipt of this signed Agreement from Employee; the Effective Date of the Agreement (defined in Section 6 below); and all conditions precedent to payment being satisfied, such as the return of all Company property. Such Severance Pay will be subject to applicable taxes and other legally required withholdings and deductions.

B.The Company will not appeal any determination made by the state unemployment compensation agency (“UC agency”) awarding benefits on any claim for unemployment benefits filed by Employee following their separation from employment with the Company; provided, however, that Employee understands and agrees that (1) the UC agency, not the Company, determines whether Employee is eligible to receive benefits; (2) nothing will interfere with the Company’s right and/or obligation to truthfully respond to any inquiry and/or provide any documentation requested by the UC agency; and (3) Employee cannot raise any claim against the Company because of information that is provided to the UC agency.

C.Pursuant to Section 4 of the Employee Confidentiality, Non-Competition, and Non-Solicitation Agreement, the Company hereby gives notice to the Employee that the Non-Competition Restricted Period will begin on August 31, 2024 and end on August 30, 2025. Pursuant to Section 7 of the Non-Competition Agreement, should any additional consideration be required during the 78-week Severance Pay period, such

Severance Pay satisfies the Non-Competition Payment, except as otherwise required by applicable law, in which case the Company will compensate Employee as required by applicable law.

D.Employee’s active employee participation in the Company-sponsored group medical, dental and/or vision insurance plans (collectively the “group health plan”) will terminate at the end of the month in which the Separation Date occurs. Thereafter, Employee and/or Employee’s eligible dependents (if any) (each a “qualified beneficiary”) may elect to continue coverage under the group health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). Employee will receive information regarding COBRA continuation rights and responsibilities from the Company’s third-party COBRA administrator under separate cover. If Employee and/or Employee’s eligible dependents timely elect to receive COBRA continuation coverage under the group health plans, the Company will pay the COBRA premium plus the 2% administrative fee for the coverage level in effect as of Employee’s Separation Date. The Company’s payment of the COBRA premium will take effect as of the first day of the month following the Separation Date (i.e., when Employee’s active employee health care coverage ends and COBRA continuation coverage begins, if elected) and will continue for 18 months. Employee understands and agrees that, at all times, it is Employee’s responsibility (and that of any eligible dependents) to timely and properly elect COBRA and that the Company will not elect COBRA for Employee (or any eligible dependent). If any qualified beneficiary remains covered under the group health plan beyond this period, such qualified beneficiary will be solely responsible for the entire applicable COBRA premiums for coverage elected in order to maintain such coverage for the balance of the COBRA continuation period and will receive no further reimbursement from the Company.

E.The Company will provide the Employee with a payment in the gross amount of $25,000 less taxes and other legally required withholdings and deductions, intended to compensate the Employee for the cost of outplacement services following termination of employment.

F.Employee agrees that all PTO will be entered into the Company system of record in advance of the leave being taken.

3.     No Additional Payments or Benefits. Employee agrees and understands that the consideration set forth in Section 2 above is not required by the Company’s policies and procedures or by any prior agreement between Employee and the Company. Employee acknowledges and agrees that Employee will receive no additional payments or benefits other than as set forth in this Agreement unless such payment or benefit is a vested benefit or required by law. The parties acknowledge that all outstanding equity awards held by the Employee continue to be governed by the terms of such awards, and all unvested equity awards will be forfeited as of the Separation Date. Employee acknowledges and agrees that Employee is solely and entirely responsible for the payment and discharge of all federal, state, and local taxes, if any, that may at any time be found to be due upon or as a result of any amount that is paid to Employee by the Company under this Agreement and agrees to indemnify and hold the Company harmless should the IRS determine taxes are due as a result of any failure by Employee to pay taxes due, the exception being the Company’s share for FICA and any other employer tax.

4.    Release. In exchange for the promises in this Agreement which Employee acknowledges as good and valuable consideration, and except as expressly provided below, Employee releases and discharges the Company and its past, present and future parents, divisions, subsidiaries, and affiliates, predecessors, successors and assigns, and its and their past, present, and future officers, directors, members, partners, attorneys, employee benefit plans, employees, agents, clients, and representatives (collectively “Released Parties”) from any and all actions, causes of action, debts, dues, claims and demands of every name and nature, without limitation, at law, in equity, against the Released Parties which Employee has or may have by reason of any matter or thing arising up to and including the date Employee signs this Agreement. Those claims and causes of action covered by this Release include, but are not limited to, any known or unknown claim or action sounding in tort, contract, and discrimination of any kind, and/or any cause of action arising under federal, state or local statute or ordinance, including but not limited to Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Age Discrimination in Employment Act (“ADEA”), the Older Worker Benefit Protection Act (“OWBPA”), the Family and Medical Leave Act, the Employee Retirement Income Security Act (excluding claims for accrued and vested benefits, if any), the Uniformed Services Employment and Reemployment Rights Act, the Uniformed Services Employment and Reemployment Rights Act, the Equal Pay Act, Section 1981 of the Civil Rights Act of 1866, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act and similar state and local laws, any amendments to the foregoing, any other federal, state or local statute, rule, ordinance or regulation, as well as any claims for alleged wrongful discharge, negligent or intentional infliction of emotional distress, breach of contract, fraud or any other unlawful behavior, the existence of which is specifically denied by the Company.

Employee further acknowledges that this Agreement extends also to claims that Employee does not know or suspect to exist in Employee’s favor at the time of executing this Agreement, which if known by Employee might have materially affected Employee’s decision to execute this Agreement. Employee knowingly and voluntarily waives and relinquishes all rights and benefits that Employee has or may have under applicable law with respect to such claims. Employee has not assigned or transferred, or purported to assign or transfer, to any person, entity, or individual whatsoever, any claim or any portion thereof or interest therein Employee has against any of the Released Parties.

5.    Rights and Claims Reserved. Nothing in this Agreement is intended to waive claims: for unemployment or workers’ compensation benefits; for vested rights under ERISA-covered employee benefit plans as applicable on the date Employee signs this Agreement; that may arise after Employee signs this Agreement; for reimbursement of expenses under the Company’s expense reimbursement policies; all of which cannot be released by private agreement. In addition, nothing in this Agreement including but not limited to the release, confidentiality, non-disparagement, no filing of claims and promise not to sue, future cooperation, no re-employment, return of Company property and acknowledgements provisions: limits or affects Employee’s right to challenge the validity of this Agreement under the ADEA or the OWBPA; prevents Employee from communicating with, filing a charge or complaint with, providing documents or information voluntarily or in response to a subpoena or other information request to, or from participating in an investigation, proceeding or action conducted by the Equal Employment Opportunity Commission, National Labor Relations Board, the Securities and Exchange Commission, the Occupational Health and Safety Administration, Department of Justice, law enforcement, or any other any federal, state or local agency charged with the enforcement of any laws, or from responding to a subpoena or discovery request in court litigation or arbitration; limits or restricts the documents or information that Employee can communicate or provide to the Securities and Exchange Commission; or limits Employee from exercising rights, if any, under Section 7 of the NLRA or similar state law to engage in protected, concerted activity with other employees, although by signing this Agreement Employee is waiving rights to individual relief (including backpay, front pay, reinstatement or other legal or equitable relief) in any charge, complaint, or lawsuit or other proceeding brought by Employee or on Employee’s behalf by any third party, except for any right Employee may have to receive a payment or award from a government agency (and not the Company or any of the Released Parties) such as the Securities and Exchange Commission for information provided to the government agency. For the avoidance of doubt, nothing in this Agreement bars or impedes in any way Employee’s ability to seek or receive any monetary award from the Securities and Exchange Commission in connection with protected whistleblower activity.

Notwithstanding the confidentiality and non-disclosure obligations in this Agreement and otherwise, Employee understands that as provided by the federal Defend Trade Secrets Act, Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret made: in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, if Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the Company’s trade secrets to Employee’s attorney and use the trade secret information in the court proceeding if Employee: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.

6.    Advice of Counsel, Consideration and Revocation Periods, Other Information. Employee specifically acknowledges the following:

a.    That the Employee is and has been advised in writing to consult with an attorney of the Employee’s choosing concerning this Agreement prior to signing, including whether to sign it;

b.    That this Agreement is written in a manner the Employee understands

c.    That the consideration set forth in Section 2 of the Agreement is adequate and sufficient for the Employee entering into this Agreement and consists of benefits to which the Employee is not otherwise entitled absent signing (and not revoking) this Agreement;

d.    That the Employee has been afforded 21 days from the date Employee receives this Agreement and any attached information to consider this Agreement before signing it. Employee agrees with the Company that any changes to this Agreement, whether material or immaterial, do not toll or restart this period for consideration. If Employee has signed this Agreement before the end of this 21-day period, it is because Employee freely chose to do so after carefully considering its terms, and Employee knowingly and voluntarily waives the remainder of the 21-day period. Employee agrees that the Company has made no threats or promises to induce Employee to sign earlier.

e.    Employee has until September 6, 2024 or any longer period provided by state law to return a copy of the signed Agreement to Glenn Rosen, Chief People Officer Under Armour,

Inc., 1020 Hull Street, Baltimore, MD 21230 or via the DocuSign Portal. If Employee fails to do so, this Agreement will be considered withdrawn by the Company;

f.    Additionally, once Employee signs this Agreement, Employee has seven days thereafter in which to revoke it by delivering a written notice of revocation to Kristin Herber, Vice President, Litigation, Under Armour, Inc., 1020 Hull Street, Baltimore, MD 21230. If the revocation period expires on a weekend or holiday, Employee will have until the end of the next business day to revoke. If Employee does not revoke this Agreement within seven days of signing, this Agreement will be final, binding and effective on the day following such seven-day period (the “Effective Date”).

7.    No Admission of Liability or Wrongdoing. This Agreement will not be construed as an admission by the Company of any liability or acts of wrongdoing or discrimination, nor will it considered to be evidence of such liability, wrongdoing or discrimination.

8.    Confidentiality. The nature and terms of this Agreement are strictly confidential and they have not been and shall not be disclosed by Employee at any time to any person other than Employee’s lawyer, accountant or immediate family member, or a governmental agency without the prior written consent of an officer of the Company, except as necessary in any legal or administrative proceedings directly related to the provisions and terms of this Agreement, to prepare and file income tax forms or pursuant to court order after reasonable notice to the Company; and provided that Employee instructs the aforementioned recipient(s) of the information (with the exception of a governmental agency), and such individuals agree not to disclose the terms of this Agreement.

9.    Non-Disparagement. Employee agrees that the Employee has not and will not make statements (including verbal statements, written statements and statements using social media or other internet means) to customers and suppliers of the Company or to other members of the public that are in any way disparaging or negative towards the Company, its products or services, or any of the other Released Parties.

10.    No Filing of Claims and Promise Not to Sue. Employee represents that the Employee has not filed, nor assigned to others the right to file, nor are there currently pending, any complaints or lawsuits against any of the Released Parties with any court, and that Employee will not file, or assign to others the right to file, or make any further claims against the Released Parties in any court at any time for actions taken up to and including the date Employee executes this Agreement. Although Employee is releasing claims under the ADEA and the OWBPA, this promise not to sue does not apply to any challenge Employee might make under those statutes to the knowing and voluntary nature of the release of claims. Further, if any claim described in Section 4 is not subject to release, to the extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any other Released Party identified in this Agreement is a party. This Section Ten (10) does not apply to any complaints, claims, or actions that Employee has filed, or may file, with the Securities Exchange Commission.

11.    Future Cooperation. Employee agrees to cooperate with the Company regarding any pending or subsequently filed litigation, claims or other dispute items involving the Company that relate to matters within the knowledge or responsibility of Employee during Employee’s employment with the Company. Without limiting the foregoing, Employee agrees (i) to meet with Company representatives, its counsel or other designees at mutually convenient times and places with respect to any items within the scope of this provision; (ii) to provide truthful testimony regarding same to any court, agency or other adjudicatory body; and (iii) to provide the Company with notice of contact by any adverse party or such adverse party’s representative except as may be required by law. The Company will reimburse Employee for all reasonable out-of-pocket expenses that are authorized by the Company before being incurred in connection with the cooperation described in this section.

12.    Return of Company Property. Employee agrees that by signing this Agreement, and as a condition precedent to receiving any payment under this Agreement, Employee has returned by the Separation Date all property belonging to the Company, including, but not limited to, corporate credit cards; keys and access cards; documents; tapes; cell phones; computers, laptops and other computer equipment and software; and any and all confidential and proprietary information, except those items that the Company specifically agrees in writing to permit Employee to retain such as documents pertaining solely to Employee’s individual compensation or benefits. All computers and electronic storage devices must be returned in good working order, with all programs and documents intact, and all passwords must be provided to access any files. Employee’s access to the Company’s property and facilities will end immediately upon the Separation Date.

13.    Expenses. Employee will submit all expenses, including receipts and other supporting documents, payable under the Company’s Global Travel and Entertainment Policy no later than 30 days after the Separation Date. Employee will be reimbursed for all properly and timely submitted business expenses, regardless of whether Employee signs this Agreement.

14.     Post Employment Obligations. Employee acknowledges and agrees that Employee remains bound by Employee’s post-termination continuing obligations to the Company as set forth in Employee’s Confidentiality, Non-Competition and Non-Solicitation Agreement (the “Restrictive Covenant Agreement”) and any other prior agreements between or related to the parties that contain provisions regarding confidentiality of corporate information and post-termination restrictive covenants, which remain intact. Employee acknowledges and agrees that the obligations of the Restrictive Covenant Agreement as amended are fair and reasonably required for the protection of the Company and its legitimate business interests and will not preclude Employee from becoming gainfully employed following termination of his employment. Employee acknowledges and agrees that they are bound by the Restrictive Covenant Agreement, as amended.

15.     Return of Consideration in Event of Breach. Employee agrees that receipt of any consideration and all payments under this Agreement is contingent on the Employee’s full compliance with its terms and conditions. Should Employee breach any provision of this Agreement, Employee shall immediately return to the Company any Severance Pay received and the Company will no longer be obligated to pay Employee any Severance Pay otherwise due – except that the Company will not seek to recover the first $500 worth of Severance Pay provided to Employee, which Employee may retain and agrees will constitute full and adequate consideration for Employee’s release of claims in this Agreement – in addition to all other legal and equitable remedies.

16.    Legally Binding Agreement. Employee understands and acknowledges (a) that this is a legally binding release; (2) that by signing this Agreement, Employee is hereafter barred from instating claims against the Released Parties in the manner and to the extent set forth in Section 4 and 10 above; and (3) this Agreement is final and binding.

17.    Acknowledgements. Employee acknowledges and agrees that the following is true as of the date Employee signs the this Agreement: (a) Employee is not owed any wages by the Company for work performed, whether as wages or salary, overtime, bonuses or commissions, or for accrued but unused paid time off, and has been fully compensated for all hours worked through the Separation Date with receipt of a final paycheck, except as provided in this Agreement; (b) Employee has had the opportunity to provide the Company with written notice of any and all concerns regarding suspected ethical and compliance issues or violations on the part of the Company or any other Released Parties; (c) Employee has reported to the Company any and all work-related injuries or illnesses incurred during employment; (d) Employee has been properly provided any leave requested because of Employee’s or a family member’s health condition and has not been subjected to any improper treatment, conduct or actions due to a request for or taking such leave; and (e) Employee has not raised and does not otherwise have a claim, including but not limited to, unlawful discrimination, harassment, sexual harassment, abuse, assault, or other criminal conduct, or retaliation in a court or government agency proceeding, in an alternative dispute resolution forum, or through the Company’s internal complaint process involving the Company or any of the Released Parties.

18.    No Other Understandings. This Agreement constitutes the entire agreement between the Parties and is binding upon and will inure to the benefit of the parties and their respective heirs, executors, administrators, personal or legal representatives, successors and/or assigns. This Agreement may not be assigned by Employee. Employee is not relying on any other agreements or oral representations not addressed in this document including any attached disclosure. This Agreement may be amended only by a written agreement signed by the Company and Employee.

19.    Headings. The headings in this Agreement are for convenience only and are not to be considered a construction of the provisions of this Agreement.

20.    Severability and Governing Law. The provisions of this Agreement are severable, and if any part of this Agreement except Sections 4 and/or 10 is found by a court of law to be unenforceable, the remainder of the Agreement will continue to be valid and effective. If Sections 4 and/or 10 is found to be unenforceable, the parties agree to seek a determination by the court as to the rights of the parties, including whether Employee is entitled to retain the benefits paid to Employee under the Agreement. This Agreement will be interpreted, enforced and governed by the laws of the state where Employee last worked for the Company, without giving effect to the principles of conflicts of laws thereof.

21.    Counterparts and Electronic Signatures. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The parties also agree that this Agreement may be executed by original signature or electronic signature. By using an electronic signature option, Employee and the Company agree and intend to be bound by an electronic signature of the other in the same manner as the use of a signature affixed by hand. Although neither Employee nor the Company are required to electronically sign this Agreement, by using an electronic signature option, the parties are agreeing to conduct this transaction by electronic means. For purposes of this Agreement, facsimile or scanned signatures in lieu of original signatures are also acceptable.

In exchange for the promises contained in this Agreement, the Company promises to provide the benefits set forth in this Agreement.

Date:    9/16/2024        /s/ Glenn Rosen
Glenn Rosen, Chief People
Officer, Under Armour, Inc.

In exchange for severance and other promises contained in this Agreement, Employee is entering into this Agreement voluntarily, deliberately, and with all information needed to make an informed decision to enter this Agreement. The Company has provided Employee with the opportunity to ask any questions regarding this Agreement and provided notice of and an opportunity to retain an attorney, or Employee already is represented by an attorney.

Date:    8/30/2024        /s/ Jim Dausch
Jim Dausch

ADDENDUM NO. 1 – STATE SPECIFIC PROVISIONS

1.    ALABAMA. If during employment with Company, Employee worked in Alabama, the following is added to the Rights and Claims Reserved section:

The non-disparagement obligation in this Agreement does not prevent Employee from exercising the right to (1) communicate with a law enforcement officer acting within the line and scope of the officer’s law enforcement duties that a violation of the law has occurred or is occurring; (2) communicate with a government regulator acting within the line and scope of the regulator’s regulatory duties that a violation of the law has occurred or is occurring; (3) respond to a lawfully served judicial, grand jury, or other lawful subpoena; (4) testify in a judicial or administrative proceeding in response to a lawfully served subpoena or an order of a court of competent jurisdiction; (5) confer with the obligated party’s attorney for the purpose of obtaining legal advice or representation; (6) respond to lawful discovery in a judicial or administrative action; provided the disparaging statement is either ordered by a court of competent jurisdiction or made in compliance with a protective order entered by the same court; (7) prosecute or defend a civil action between or among parties to a covered contract; provided the party making the disparaging statement attempts to and, if permitted by law, does file the disparaging statement and any related pleading under seal or in compliance with a protective order entered by a court of competent jurisdiction in the civil action; or (8) exercise federally protected statutory rights, including, but not limited to, the exercise of rights under the National Labor Relations Act or the Civil Rights Act of 1964, as amended.

2.    ARIZONA. If during employment with Company, Employee worked in Arizona, the following language is added to the Rights and Claims Reserved section:

Nothing in this Agreement, including but not limited to the release, confidentiality, non-disparagement, no filing of claims and promise not to sue, future cooperation, no re-employment, return of Company property and acknowledgements provisions, prevents Employee from: (1) responding to a peace officer’s or a prosecutor’s inquiry in relation to a violation or an alleged violation of the state’s sex offense laws; or (2) making a statement not initiated by Employee in a criminal proceeding in relation to a violation or an alleged violation of the state’s sex offense laws. Any commission of the foregoing acts will not be used to avoid or invalidate Employee’s right to consideration under the Agreement or require Employee to return consideration that has already been provided to Employee pursuant to Section 16.

3.    CALIFORNIA. If during employment with Company, Employee worked in California, the following language is added to the end of Release section:

Employee expressly waives and releases all rights under Section 1542 of the California Civil Code, which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The following is added to the Rights and Claims Reserved section:

In addition, nothing in this Agreement including but not limited to the release, confidentiality, non-disparagement, no filing of claims and promise not to sue, future cooperation, no re-employment, return of Company property and acknowledgements provisions: (1) prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful; or (2) waives Employee’s right to testify in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged sexual harassment on the part of the Company, or on the part of the agents or employees of the Company, when Employee has been required or requested to attend such a proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature.

4.    COLORADO. If during employment with Company, Employee worked in Colorado, the following language is added to the Rights and Claims Reserved section:

Nothing in this Agreement, including but not limited to the release, confidentiality, non-disparagement, no filing of claims and promise not to sue, future cooperation, no re-employment, return of Company property and acknowledgements provisions, prohibits Employee from disclosing or discussing, either orally or in writing, any alleged discriminatory or unfair employment practice.

5.    HAWAII. If during employment with Company, Employee worked in Hawaii, the following language is added to the Rights and Claims Reserved section:

Nothing in this Agreement prohibits Employee from disclosing or discussing sexual harassment or sexual assault occurring in the workplace, at work-related events, between employees, or between the Company and an employee.

6.    ILLINOIS. If during employment with Company, Employee worked in Illinois, the following is added to the Confidentiality and Non-Disparagement section:

Employee and the Company expressly acknowledge that confidentiality is the preference of and mutually beneficial to both parties, and that valid and bargained for consideration has been given in exchange for confidentiality. However, this Agreement does not waive Employee’s right to make truthful statements or disclosures regarding unlawful employment practices.

In addition, the following is added to the Rights and Claims Reserved section:

In addition, nothing in this Agreement including but not limited to the release, confidentiality, non-disparagement, no filing of claims and promise not to sue, future cooperation, no re-employment, return of Company property and acknowledgements provisions: (1) waives Employee’s right to report allegations of unlawful conduct to federal, State, or local officials for investigation, including, but not limited to, alleged criminal conduct or unlawful employment practices; or (2) precludes Employee from testifying in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged unlawful employment practices regarding the Company, its agents, or employees, when Employee has been required or requested to do so pursuant to a court order, subpoena, or written request from an administrative agency or the legislature.

7.    MAINE. If during employment with Company, Employee worked in Maine, the following is added to the Rights and Claims Reserved section:

Nothing in this Agreement, including but not limited to the release, confidentiality, non-disparagement, no filing of claims and promise not to sue, future cooperation, no re-employment, return of Company property and acknowledgements provisions: (1) limits Employee’s right to report, testify or provide evidence to a federal or state agency that enforces employment or discrimination laws; (2) prevents Employee from testifying or providing evidence in federal and state court proceedings in response to legal process; or (3) prohibits Employee from reporting conduct to a law enforcement agency.

8.    MASSACHUSETTS. If during employment with Company, Employee worked in Massachusetts, the following statutes are added to the list of statutes in the Release section:

The Massachusetts Fair Employment Practices Act, the Massachusetts Payment of Wages Law, the Massachusetts Overtime Law, the Massachusetts Civil Rights Act, the Massachusetts Equal Rights Act, the Massachusetts Equal Pay Act, the Massachusetts Labor and Industries Act, the Massachusetts Privacy Act, the Massachusetts Independent Contractor Act, the Massachusetts Earned Sick Time Law.

9.    MINNESOTA. If during employment with Company, Employee worked in Minnesota, he/she has 15 days to revoke the Agreement instead of the 7 days stated in Section 6(f) of the Advice of Counsel; Consideration and Revocation Periods; Other Information section.

10.    MONTANA. If during employment with Company, Employee worked in Montana, the following language is added to the end of the Release section:

Employee is releasing all rights under Montana Code Annotated Section 28-1-1602, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN THE CREDITOR’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY THE CREDITOR, MUST HAVE MATERIALLY AFFECTED THE CREDITOR’S SETTLEMENT WITH THE DEBTOR.

Employee understands that he/she is the “creditor” and the Company is the “debtor” in this section.

11.    NEVADA. If during employment with Company, Employee worked in Nevada, the following is added to the Rights and Claims Reserved section:

In addition, nothing in this Agreement including but not limited to the release, confidentiality, non-disparagement, no filing of claims and promise not to sue, future cooperation, no re-employment, return of Company property and acknowledgements provisions precludes Employee from testifying in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged unlawful employment practices regarding the Company, its agents, or employees, when Employee has been required or requested to do so pursuant to a court order, subpoena, or written request from an administrative agency or the legislature.

12.    NEW JERSEY. If during employment with Company, Employee worked in New Jersey, the following statutes are added to the list of statutes in the Release section:

The New Jersey Conscientious Employee Protection Act, the New Jersey Law Against Discrimination, the New Jersey Family Leave Act, and the New Jersey Diane B. Allen Equal Pay Act.

In addition, the following is added to the Rights and Claims Reserved section:

In addition, nothing in this Agreement including but not limited to the release, confidentiality, non-disparagement, no filing of claims and promise not to sue, future cooperation, no re-employment, return of Company property and acknowledgements provisions shall have the purpose or effect of requiring Employee to conceal the details relating to any claim of discrimination, harassment, or retaliation, provided that Employee does not reveal proprietary information consisting of non-public trade secrets, business plans, and customer information.

13.    NEW YORK. If during employment with Company, Employee worked in New York, the following language is added to the end of the Rights and Claims Reserved section:

Nothing in this Agreement prevents the disclosure of the facts and circumstances underlying a claim of discrimination, harassment, or retaliation. Similarly, nothing in this Agreement restricts Employee from: (i) initiating, testifying, assisting, complying with a subpoena from, or participating in any manner with an investigation conducted by the appropriate local, state, or federal agency; (ii) from speaking with law enforcement, the EEOC, the state division of human rights, a local commission on human rights, or an attorney retained Employee; or (iii) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid, or other public benefits to which Employee is entitled.

14.    NORTH DAKOTA. If during employment with Company, Employee worked in North Dakota, the following language is added to the end of the Release section:

Employee expressly waives any and all rights that Employee may have under any state or local statute, executive order, regulation, common law and/or public policy relating to unknown claims, including but not limited to North Dakota Century Code § 9-13-02.

15.    OREGON. If during employment with Company, Employee worked in Oregon, the following is added to the Rights and Claims Reserved section:

In addition, nothing in this Agreement including but not limited to the release, confidentiality, non-disparagement, no filing of claims and promise not to sue, future cooperation, no re-employment, return of Company property and acknowledgements provisions shall have the purpose or effect of preventing Employee from disclosing factual information or discussing conduct that constitutes unlawful discrimination; harassment; sexual harassment, abuse, assault, or other criminal conduct; or retaliation that occurred between employees, between the Company and an employee in the workplace or at a work-related event that is off the employment premises and coordinated by or through the Company; or that occurred between the Company and an employee off the employment premises.

Additionally, the following language is added to the end of the Confidentiality section:

Employee acknowledges and affirms that confidentiality is Employee’s preference.

Additionally, if there is a No Re-Hire section, the following language is added to the end of that section:

Employee acknowledges that the foregoing no re-hire provision is Employee’s preference.

16.    TEXAS. If during employment with the Company, Employee worked in Texas, the following language is added to the end of the Release section:

Employee also releases all claims or rights arising under the laws of the state of Texas and the Texas Labor Code including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act.

17.    SOUTH DAKOTA. If during employment with Company, Employee worked in South Dakota, the following language is added to the end of the Release section:

Employee expressly waives any and all rights that Employee may have under any state or local statute, executive order, regulation, common law and/or public policy relating to unknown claims, including but not limited to South Dakota Codified Laws Section 20-7-11.

18.    UTAH. If during employment with the Company, Employee worked in Utah, the following language is added to the end of the Rights and Claims Reserved section:

Nothing in this Agreement including but not limited to the release, confidentiality, non-disparagement, no filing of claims and promise not to sue, future cooperation, no re-employment, return of Company property and acknowledgements provisions will have the purpose or effect of preventing Employee from disclosing sexual misconduct or allegations of sexual misconduct.

19.    WASHINGTON. If during employment with the Company, Employee worked in Washington, the following language is added to the end of the Rights and Claims Reserved section:

Nothing in this Agreement prevents Employee from disclosing or discussing conduct, or the existence of a settlement involving conduct, that Employee reasonably believed under Washington state, federal, or common law to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, or sexual assault, or that is recognized as against a clear mandate of public policy.

20.    WEST VIRGINIA. If during employment with Company, Employee worked in West Virginia, the following language is added to the Agreement in the indicated places:

•“The West Virginia Human Rights Act” is added to the list of statutes released in the Release section.

•“This confidentiality obligation does not apply to communications between Employee and (a) the West Virginia Human Rights Commission and (b) similarly situated employees” is added to the end of the Confidentiality section.

•A reference to “The toll-free number for the West Virginia Bar Association is 1-866-989-8227” is added after the first sentence in Section 6(a) of the Advice of Counsel; Consideration and Revocation Periods; Other Information section.

•“Finally, if Employee is age 40 or over or worked in West Virginia and Employee’s termination is part of an employment termination program that affects a group of employees, Employee acknowledges that the Company has attached information which describes: (a) the class, unit, or group of individuals covered by the employment termination program; the eligibility factors for the program; and applicable time limits; the method and/or factors used or considered in arriving at the amount of consideration being offered; and (b) a list of the job titles and ages of all individuals eligible or selected for the employment termination program as well as those persons who were part of the decisional unit but who are not eligible or selected for the program” replaces Section 6(g) of the Advice of Counsel, Consideration and Revocation Periods; Other Information section.